Exhibit 11


Computation of Primary and Fully Diluted Net Income (Loss) Per Share




                                   For the three months   For the twelve months
                                     ended December 31      ended December 31
                                    1993       1992        1993        1992


Average shares outstanding     10,665,320  11,974,055  11,709,355  11,233,615

Add shares assuming exercise of
 options reduced by the number
 of shares which could have been
 purchased with the proceeds from
 exercise of such options          20,779      11,823      23,150      11,846

Average shares and equivalents
 outstanding, primary          10,686,099  11,985,878  11,732,505  11,256,461

Average shares outstanding     10,665,320  11,974,055  11,709,355  11,244,615

Add shares giving effect to
 the conversion of the
 convertible subordinated
 debentures                     2,824,859   2,824,859       (1)     2,824,859

Add shares giving effect to the
 conversion of the convertible
 preferred stock                1,054,131           -       (1)             -

Add shares assuming exercise of
 options reduced by the number of
 shares which could have been
 purchased with the proceeds from
 exercise of such option           20,111      12,741      23,921      13,204

Average shares and equivalents
 outstanding, assuming full
 dilution                      14,564,421  14,811,655  11,733,276  14,082,678

Primary Earnings

Income from continuing operations
 before extraordinary charge
 and accounting changes       $ 8,670,000 $ 5,801,000 $14,966,000 $15,690,000

Income from discontinued
 operations                             -   2,026,000   3,201,000   4,739,000

Gain from disposition of
 discontinued operations                -           -   9,207,000           -
Extraordinary charge                    -           -           -   (5,179,000)

Cumulative effect of accounting
 changes                                -           -  (70,305,000)         -


Net income (loss)             $ 8,670,000 $ 7,827,000 $(42,931,000) $15,250,000

Preferred dividends              (463,000)          -     (463,000)           -

Earnings (loss) on Common     $ 8,207,000 $ 7,827,000 $(43,394,000) $15,250,000



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

Computation of Primary and Fully Diluted Net Income (Loss) Per Share
(continued)



                             For the three months   For the twelve months
                              ended December 31       ended December 31
                              1993         1992      1993        1992

Primary earnings (loss) per share

Income from continuing operations
 before extraordinary charge
 and accounting changes     $      .77  $     .48  $  1.24    $     1.39

Income from discontinued
 operations                          -        .17      .27           .42

Gain from disposition of
 discontinued operations             -          -      .78             -

Extraordinary charge                 -          -        -          (.46)

Cumulative effect of accounting
 changes                             -          -    (5.99)            -

Net income (loss)           $      .77  $     .65  $ (3.70)   $     1.35

Fully Diluted Earnings
 Income from continuing operations
  before extraordinary charge
  and accounting change    $ 8,207,000 $ 7,827,000 $ 14,503,000  $15,690,000

Add convertible subordinated
  debenture interest, net of
  taxes                      1,144,000   1,163,000           (1)   4,650,000

Add convertible preferred
 dividends                     463,000           -           (1)           -

Income from continuing operations
 before extraordinary charge and
 accounting changes as
 adjusted                    9,814,000   6,964,000    14,503,000   20,340,000

Income from discontinued
 operations                          -   2,026,000     3,201,000    4,739,000

Gain from disposition of
 discontinued operations             -           -     9,207,000            -

Income before extraordinary charge
 and accounting changes      9,814,000   8,990,000     26,911,000   25,079,000

Extraordinary charge                 -           -             -   (5,179,000)

Cumulative effect of accounting
 changes                             -           -   (70,305,000)           -

Net income (loss)          $ 9,814,000 $ 8,990,000  $(43,394,000) $19,900,000

                                                                     Exhibit 11


Computation of Primary and Fully Diluted Net Income (Loss) Per Share
(continued)



                             For the three months         For the twelve months
                              ended December 31            ended December 31
                             1993           1992          1993           1992


Fully diluted earnings (loss)
 per share

Income before extraordinary charge
 and accounting change    $       .67    $      .61        (2)       $    1.78


Extraordinary charge                -             -         -             (2)

Cumulative effect of accounting
 change                             -             -         (2)            -

Net income (loss)         $       .67    $      .61         (2)      $    (2)

(1) The assumed conversion of the Registrant's Convertible Subordinated Debentures and Convertible Preferred Stock for the twelve months ended December 31, 1993 would have an anti-dilutive effect for the computation of earnings per share; therefore conversion has not been assumed for these periods.

(2) Fully diluted net income per share for the twelve months ended December 31, 1993 and 1992 are not presented as effects are anti-dilutive.

                                                              Page 132